Exhibit 99.1

Designated Filer:  Spencer Capital Management, LLC
Issuer & Ticker Symbol:   Celebrate Express, Inc.  (BDAY)
Date of Event Requiring Statement:  June 15, 2006




1.    Name:    Kenneth H. Shubin Stein, MD, CFA
      Address: 1995 Broadway, Suite 1801
               New York, NY 10023

Date:  June 23, 2006



                                    By:   /s/ Kenneth H. Shubin Stein, MD, CFA
                                          --------------------------------------
                                           Kenneth H. Shubin Stein, MD, CFA